Exhibit 99.1

COST & COMPLIANCE

ASSOCIATES, LLC

Financial Statements

and

Independent Auditor’s Report

Years Ended December 31, 2016 and 2015

Cost & Compliance Associates, LLC

Table of Contents

Independent Auditor’s Report	1 - 2

Financial Statements

Consolidated balance sheets	3

Consolidated statements of income and comprehensive income	4

Consolidated statements of member’s equity	5

Consolidated statements of cash flows	6

Notes to financial statements	7 - 13

Independent Auditor’s Report

The Member

Cost & Compliance Associates, LLC

Atlanta, Georgia

We have audited the accompanying consolidated financial statements of Cost & Compliance Associates, LLC (the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income and comprehensive income, member’s equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

/s/ Hancock Askew & Co., LLP

Norcross, Georgia

May 5, 2017

Cost & Compliance Associates, LLC

Consolidated Balance Sheets

December 31,	2016	2015
ASSETS

Current assets
Cash and cash equivalents	$4,525,207	$3,373,632
Accounts receivable, net of allowances for doubtful accounts of $206,000 and $167,000 in 2016 and 2015, respectively	2,771,737	3,718,296
Unbilled revenues	443,846	4,875
Prepaid and other current assets	165,673	181,039

Total current assets	7,906,463	7,277,842

Property and equipment, net	349,116	540,336

Total assets	$8,255,579	$7,818,178

LIABILITIES AND MEMBER’S EQUITY

Current liabilities
Accounts payable	125,841	168,076
Accrued payroll and commissions	1,479,888	1,352,066
Income tax payable	103,875	255,906
Other current liabilities	59,504	247,360

Total current liabilities	1,769,108	2,023,408

Deferred income taxes	5,098	8,992

Total liabilities	1,774,206	2,032,400

Commitments and contingencies (Note 3)

Member’s equity	6,481,373	5,785,778

Total liabilities and Member’s equity	$8,255,579	$7,818,178

The accompanying notes are an integral part of these financial statements.

Cost & Compliance Associates, LLC

Consolidated Statements of Income and Comprehensive Income

Years Ended December 31,	2016	2015
Revenue	$14,782,664	$13,388,020

Operating expenses
Cost of revenue	7,793,648	7,260,193
General and administrative	2,177,335	2,032,628
Information technology	1,481,789	1,433,305
Sales and marketing	435,800	373,323

Total operating expenses	11,888,572	11,099,449

Operating income	2,894,092	2,288,571

Other income (expense)
Loss on foreign currency transactions	(20,487)	(45,930)
Interest income	431	—
Interest expense	—	(6,429)
Other income (expenses), net	1	(66,269)

Total other expenses, net	(20,055)	(118,628)

Income before income taxes	2,874,037	2,169,943

Foreign income tax expense	111,499	268,754

Net income	2,762,538	1,901,189

Other comprehensive income
Foreign currency translation adjustment	(373,488)	(148,259)

Total comprehensive income	$2,389,050	$1,752,930

The accompanying notes are an integral part of these financial statements.

Cost & Compliance Associates, LLC

Consolidated Statements of Member’s Equity

	Member’s Contributions	Member’s Distributions	Accumulated Other Comprehensive Loss	Retained Earnings	Total Member’s Equity
Balances, January 1, 2015	$300,000	$(280,450)	$(163,791)	$4,460,564	$4,316,323
Member’s distribution	—	(283,475)	—	—	(283,475)
Foreign currency translation	—	—	(148,259)	—	(148,259)
Net income	—	—	—	1,901,189	1,901,189

Balances, December 31, 2015	300,000	(563,925)	(312,050)	6,361,753	5,785,778
Member’s distribution	—	(1,693,455)	—	—	(1,693,455)
Foreign currency translation	—	—	(373,488)	—	(373,488)
Net income	—	—	—	2,762,538	2,762,538

Balances, December 31, 2016	$300,000	$(2,257,380)	$(685,538)	$9,124,291	$6,481,373

Cost & Compliance Associates, LLC

Consolidated Statements of Cash Flows

Years Ended December 31,	2016	2015
Cash flows from operating activities
Net income	$2,762,538	$1,901,189
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense	198,983	230,880
Deferred taxes	(2,652)	3,845
Gain on sale of property and equipment	—	(91)
Bad debt expense	77,000	119,000
Foreign exchange losses (gains)	123,118	(67,227)
Net change in operating assets and liabilities
Accounts receivable	630,258	895,282
Unbilled revenues	(438,971)	68,387
Prepaid and other current assets	(2,597)	(36,481)
Accounts payable	(37,269)	(104,523)
Accrued payroll and commissions	183,436	(214,598)
Other current liabilities	(161,896)	171,234
Income tax payable	(120,760)	(23,055)

Net cash flows provided by operating activities	3,211,188	2,943,842

Cash flows from investing activities
Purchase of property and equipment	(13,974)	(87,818)
Disposition of property and equipment	—	500

Net cash flows used in investing activities	(13,974)	(87,318)

Cash flows from financing activities
Payments notes payable	—	(1,272,296)
Member distributions	(1,693,455)	(283,475)

Net cash flows used in financing activities	(1,693,455)	(1,555,771)

Net increase in cash and cash equivalents	1,503,759	1,300,753

Effect of foreign currency translation adjustment	(352,184)	(38,082)

Cash, beginning of year	3,373,632	2,110,961

Cash, end of year	$4,525,207	$3,373,632

Supplemental cash flow information
Cash paid during the year for interest	$—	$6,429
Cash paid during the year for foreign taxes	$234,911	$292,227

The accompanying notes are an integral part of these financial statements.

Cost & Compliance Associates, LLC

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting Policies

Description of Business

Cost & Compliance Associates, LLC (C&CA or the Company), a Georgia limited liability company, was formed on November 13, 2012 and commenced operations on December 27, 2012. C&CA consists of Cost & Compliance Associates, LLC, a U.S. limited liability company and its wholly owned subsidiary, Cost & Compliance Associates, LTD, a U.K. entity.

The Company is a recovery audit and contract compliance firm with operations that serve clients from offices within North America and Europe. Specifically, the Company specializes in accounts payable recovery auditing and compliance variances, based in transactional auditing, analyzing high volume transactions to identify audit opportunities, and helping clients improve contract structure, supplier sourcing and strengthen internal processes and controls. All audits are conducted through formal contract assignments and novation agreements.

Revenue related to the Company’s North American and European operations were $11,487,221 and $3,295,443, respectively, for fiscal 2016. For fiscal 2015, revenue related to the Company’s North American and European operations were $9,125,315 and $4,262,705, respectively.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary Cost & Compliance Associates Limited. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue Recognition and Unbilled Revenue

The Company bases its revenue on specific contracts with its clients. These contracts generally specify: (a) time periods covered by the audit; (b) nature and extent of audit services provided; (c) the client’s duties in assisting and cooperating with the Company; and (d) fees payable to the Company expressed as a specified percentage of the amounts recovered by the client resulting from overpayment claims identified (contingency fees), in the form of a fee per hour, a flat fee, or a combination thereof.

Cost & Compliance Associates, LLC

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting Policies (cont.)

Revenue Recognition and Unbilled Revenue (cont.)

Regarding contingency fees, clients generally recover claims either by taking credits against outstanding payables or future purchases from the involved vendors, or receiving refund checks directly from those vendors. The manner in which a claim is recovered by a client often is dictated by industry practice. In addition, many clients establish specific procedural guidelines that the Company must satisfy prior to submitting claims for client approval, and these guidelines are unique to each client.

The Company recognizes revenue for a contractually specific percentage of amounts recovered when the Company has determined that the client has received economic value (generally through credits taken against existing accounts payable due to the involved vendors or refund checks received from those vendors) and when the Company has met the following criteria (1) persuasive evidence of an arrangement exists, (2) services have been rendered, (3) the fee billed to the client is fixed and determinable and (4) collectibility is reasonably assured.

The Company derives a portion of revenue on a “fee-for-service” basis whereby billing is based upon a fee per hour. The Company recognizes revenue for these types of services as provided and when the above criteria has been met. To the extent these fees are earned before they are invoiced, the Company records unbilled revenue.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments with original maturities at the purchase date of three months or less to be cash equivalents. Cash consists of demand deposits with high credit quality financial institutions.

Concentration of Credit Risks

The Company maintains cash in bank accounts that at times may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit or otherwise may not be covered by FDIC insurance. In addition, as of December 31, 2016 and 2015, $2,890,947 and $2,053,729, respectively, in cash and cash equivalents were held in foreign bank accounts.

The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. During 2016, revenue from the top five customers accounted for 56% of consolidated revenues. During 2015, revenue from the top five customers accounted for 38% of consolidated revenues. At December 31, 2016, two customers accounted for 36% of consolidated accounts receivable. At December 31, 2015, two customers accounted for 42% of consolidated accounts receivable.

Cost & Compliance Associates, LLC

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting Policies (cont.)

Accounts Receivable

Accounts receivable are recorded at net realizable value and do not bear interest. If deemed necessary based upon an analysis of customer financial condition and credit history, an allowance for doubtful accounts is provided equal to the estimated collection losses that will be incurred in collection of all receivables. Estimated losses are based on a review of the current status of the receivables, historical collection experience and management’s evaluation of the effect of existing economic conditions. Normal trade receivables are due within 30 days after the issuance of the invoice. The Company had allowances for doubtful accounts of $206,000 and $167,000 as of December 31, 2016 and 2015, respectively.

Prepaid Assets

Prepaid assets consist of the prepayment for goods or services to be realized in future periods.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives or the lease term, if shorter, of the related assets. The useful lives are generally as follows:

		Furniture, fixtures, and equipment	3-5 years
		Computer hardware and software	3 years
		Leasehold improvements	Shorter of useful life or lease term

Expenditures for maintenance, repair and renewals of minor items are expensed as incurred. Major betterments are capitalized.

For long-lived assets to be held and used, an impairment loss is recognized only if the carrying amount is not recoverable through its undiscounted expected future cash flows and the impairment loss is measured based on the difference between the carrying amount and fair value. No impairment charges have been necessary.

Cost & Compliance Associates, LLC

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting Policies (cont.)

Internal Software Development Costs

The Company capitalizes costs incurred related to the internal development of software that the Company uses in its operations. Development costs are accumulated and capitalized until the related software applications or “modules” are placed into service. Once in-service, these costs are amortized using the straight-line method over the expected useful life. As of December, 31, 2016 and 2015, the Company has capitalized $687,150 in development costs with $401,257 and $263,827, respectively, recorded as accumulated depreciation. These costs are recorded within property and equipment on the consolidated balance sheets.

Data conversion, training, research and development costs are expensed as incurred.

Income Taxes

As a limited liability company, the Company is not subject to U.S. income taxes. All income and deductions of the Company flow through to its single member. Accordingly, no income tax provision has been provided in the financial statements for the Company’s U.S. entity.

The Company has made an entity classification election for its wholly owned U.K. subsidiary, Cost & Compliance Associates, LTD, whereby Cost & Compliance Associates, LTD is a disregarded entity for U.S. income tax purposes.

Cost & Compliance Associates, LTD is subject to U.K. income taxes and uses the “true and fair” method of accounting for income tax purposes. Additionally, in the U.K., the Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates the Company expects to apply to taxable income in the years in which the Company expects to recover or settle those temporary differences. The Company recognizes the effect on the deferred tax assets and liabilities of a change in tax rates in income in the period that includes the enactment date.

Cost & Compliance Associates, LLC

Notes to Consolidated Financial Statements

1.	Summary of Significant Accounting Policies (cont.)

Income Taxes (cont.)

Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. In determining the amount of valuation allowance to record, the Company considers all available positive and negative evidence affecting specific deferred tax assets, including our past and anticipated future performance, the reversal of deferred tax liabilities, the length of carry-back and carry-forward periods and the implementation of tax planning strategies. Objective positive evidence is necessary to support a conclusion that a valuation allowance is not needed for all or a portion of deferred tax assets when significant negative evidence exists. Cumulative losses for tax reporting purposes in recent years are the most compelling form of negative evidence the Company considers in this determination.

The Company applies a “more-likely-than-not” recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Our policy for recording interest and penalties associated with tax positions is to record such items as a component of earnings before income taxes. The Company does not believe there are any material uncertain tax positions and, accordingly, has not recognized any liability for unrecognized tax benefits.

Foreign Currency

The Company uses the pound sterling (GBP) as the functional currency in the U.K. Assets and liabilities denominated in GBP are translated into U.S. dollars at the current rates of exchange at the balance sheet date. The Company includes the translation gains and losses as a separate component of Member’s equity and in the determination of comprehensive income (loss). Revenue and expenses in foreign currencies are translated at the average exchange rates for the period. The Company separately states the foreign currency transaction gains and losses on short-term intercompany balances in the consolidated statements of income and comprehensive income. All other realized and unrealized foreign currency transaction gains (losses) are included within “Other income (expenses)”.

Comprehensive Income and Accumulated Foreign Currency Translation Adjustments Comprehensive income consists of consolidated net income and foreign currency translation adjustments.

Cost & Compliance Associates, LLC

Notes to Consolidated Financial Statements

2.	Property and Equipment	Property and equipment consisted of the following:

		December 31,	2016	2015
		Furniture, fixtures and equipment	$21,968	$30,266
		Computer hardware and software	974,213	982,569
		Leasehold improvements	36,022	22,879

		Total property and equipment	1,032,203	1,035,714
		Less accumulated depreciation	(683,087)	(495,378)

		Property and equipment, net	$349,116	$540,336

		Depreciation expense was $198,983 and $230,880 for the years ended December 31, 2016 and 2015, respectively.

3.	Commitments and Contingencies	The Company leases office space under non-cancelable operating leases expiring in various years through July 2018.

		Future minimum lease payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2016 are as follows:

		December 31,
		2017		$59,399
		2018		44,124

				$103,523

		Rental expense for operating leases was $156,206 and $142,978 for the years ended December 31, 2016 and 2015, respectively.

4.	Notes Payable

The Company entered into two note payable agreements in December 2012. One note payable agreement accrued interest at 4% for a period of two years at which time the accrued interest was added to the principal balance. Seven quarterly interest payments of $9,720 were payable beginning March 26, 2015. Principal and the remaining unpaid accrued interest was payable in full on December 26, 2017. The second note payable agreement accrued interest at 10% for a period of two years at which time the accrued interest was added to the principal balance. Seven quarterly interest payments of $7,500 were payable beginning March 31, 2015. Principal and the remaining unpaid accrued interest was payable in full on December 26, 2017.

These notes were paid in full in 2015 with no remaining obligation.

Cost & Compliance Associates, LLC

Notes to Consolidated Financial Statements

5.	Income Taxes	Only foreign income is subject to taxation so all income tax expense recorded in the statements of income and comprehensive income is foreign tax. Foreign tax expense was $111,499 and $268,754 in 2016 and 2015, respectively. Of the total tax expense $5,098 and $8,992 was deferred as of December 31, 2016 and 2015, respectively. All deferred taxes result from depreciation on fixed assets expensed for tax purposes but capitalized and depreciated for book purposes.

6.	Employee Benefit Plan	The Company maintains a defined contribution retirement plan in accordance with Section 401(k) of the Internal Revenue Code, which allows eligible participating employees in the United States to defer receipt of up to 50% of their annual compensation and contribute such amount to one or more investment funds. The Company has not matched any portion of employee contributions.

7.	Limited Liability Company	The Company is a limited liability company; therefore, no Member shall be personally liable to contribute money to, or in respect of, the debts, liabilities, contracts, or any other obligation of the Company, nor shall any member be personally liable for any obligations of the Company. The duration of the Company is perpetual and there is one Member that owns the Company.

8.	Subsequent Events

On February 23, 2017, PRGX Global, Inc., through its wholly owned subsidiaries PRGX USA, INC. and PRGX UK LTD. (collectively “PRGX”) acquired substantially all of the assets of the Company for $10 million in cash, subject to customary working capital adjustments and possible earnout consideration over a period of two years. The possible earnout consideration is based on certain performance measures and PRGX’s contract compliance business. The aggregate consideration that PRGX may be required to pay in connection with the acquisition of the Company cannot exceed $18.0 million.

Subsequent events have been evaluated through May 5, 2017, the date of this report.